EXHIBIT 99.3

EXHIBIT B

GRANTED
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

FRANK DAVID SEINFELD,

Plaintiff,

v.

DONALD W. SLAGER, JAMES E. O’CONNOR, JOHN W. CROGHAN, TOD C. HOLMES, DAVID I. FOLEY, RAMON A. RODRIGUEZ, MICHAEL W. WICKHAM, JAMES W. CROWNOVER, NOLAN LEHMANN, ALLAN C. SORENSEN, WILLIAM J. FLYNN, W. LEE NUTTER, JOHN M. TRANI, MICHAEL LARSON, and REPUBLIC SERVICES, INC.,

Defendants.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 6462-VCG

SCHEDULING ORDER
WHEREAS, the Parties to this derivative action (the “Action”) have agreed to settle the derivative claims brought on behalf of Republic Services, Inc. (“Republic”) in the Action; and
WHEREAS, the Parties have applied, pursuant to Court of Chancery Rule 23.1, for an order approving the proposed Settlement, as defined in the Stipulation and Agreement of Compromise and Settlement entered into by the Parties and filed with the Court on November 27, 2013 (the “Stipulation”), and for the dismissal of the Action with prejudice, as detailed in the Stipulation, upon the terms and conditions set forth in the Stipulation;
WHEREAS, on November 4, 2013, the Court held a telephonic conference with counsel to the Parties relating to a proposed procedure for providing Republic’s stockholders with notice of the Settlement, as reflected herein;
NOW, after review and consideration of the Stipulation and the exhibits attached thereto, and after due deliberation,
IT IS HEREBY ORDERED AND ADJUDGED this ____ day of ____________, 2013, that:

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1.All defined terms used but not otherwise defined in this order shall have the meanings as set forth in the Stipulation.
2.A hearing (the “Settlement Hearing”) shall be held on February 19, 2014, at 1:30 p.m., in the Court of Chancery of the State of Delaware, 34 The Circle, Georgetown, Delaware 19947, to determine: (a) whether to approve the Settlement pursuant to Court of Chancery Rule 23.1 as fair, reasonable, adequate and in the best interests of Republic’s stockholders; (b) whether the dismissal of the Action with prejudice pursuant to the proposed Settlement should be approved by the Court; (c) whether a final judgment should be entered in the Action releasing all the Released Claims and enjoining prosecution of any such claims; and (d) such other matters as may be necessary or proper in the circumstances. The Court may adjourn and reconvene the Settlement Hearing without further notice other than oral announcement at the Settlement Hearing or any adjournment thereof.
3.The Court may approve the Settlement, according to the terms and conditions of the Stipulation, at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to Republic stockholders. Further, the Court may render its final judgment dismissing the Director Stock Awards Claim and the Released Claims, with prejudice, all without further notice.
4.The Court approves, in form and substance, the Notice and Summary Notice attached as Exhibits C and D to the Stipulation. Within twenty (20) days of the entry of this Order and at least sixty (60) days prior to the Settlement Hearing, Republic shall cause the Notice to be posted on the website of Republic, issue a Form 8-K attaching the Stipulation and all exhibits thereto, and publish the Summary Notice via PR Newswire. Also at least sixty (60) days prior to the Settlement Hearing, the Notice shall be posted on the website of Barrack, Rodos & Bacine.
5.The Court finds the dissemination of the notice in substantially the manner set forth in paragraph 4, constitutes the best notice practicable under the circumstances to all persons entitled to such

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notice of the Settlement Hearing and the Settlement, and meets the requirements of Court of Chancery Rule 23.1 and of due process.
6.No later than five (5) business days prior to the Settlement Hearing, counsel for Republic shall file with the Court an appropriate declaration with respect to dissemination of the notice, and counsel for Plaintiff shall file proof of the posting of Notice on its website.
7.Plaintiff shall file a brief and any supporting documents in support of the Settlement no later than fifteen (15) calendar days prior to the Settlement Hearing. A reply in support of the Settlement and in response to any objections may be filed no later than five (5) calendar days prior to the Settlement Hearing.
8.Any current Republic stockholder may, but is not required to, appear at the Settlement Hearing and be heard as to whether the proposed Settlement should be approved, and the Action dismissed with prejudice, or as to any other matter before the Court relating to the Action. Except for good cause shown as determined by the Court, however, no person other than the Parties’ counsel shall be heard, and no papers, briefs, pleadings, or other documents submitted by any person shall be considered by the Court, unless: (a) a written notice of intention to appear, containing such person’s name, legal address, and telephone number; (b) proof of ownership of Republic stock; and (c) a detailed statement of such person’s objections to any matters before the Court, including copies of any papers such person intends the Court to consider and the names of any witness(es) the person plans to call to testify at the Settlement Hearing, along with the subject(s) of their testimony, shall be filed by such person with the Register in Chancery, Court of Chancery of the State of Delaware, 34 The Circle, Georgetown, Delaware 19947, not later than ten (10) calendar days prior to the Settlement Hearing, and, on or before the date of such filing with the Court, copies of such filings shall be served, by hand or by overnight mail, on the following counsel of record:

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Robert D. Goldberg
Biggs and Battaglia
921 North Orange Street
Wilmington, Delaware 19899
(302) 655-9677

Alexander Arnold Gershon
Barrack, Rodos & Bacine
425 Park Ave., 31st Floor
New York, New York 10022
(212) 688-0782

Attorneys for Plaintiff Frank David Seinfeld

Daniel A. Dreisbach
Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
Wilmington, DE 19801
(302) 651-7700

Attorneys for Defendants Donald W. Slager, James E. O'Connor, John W. Croghan, Tod C. Holmes, David I. Foley, Ramon A. Rodriguez, Michael W. Wickham, James W. Crownover, Nolan Lehmann, Allan C. Sorensen, William J. Flynn, W. Lee Nutter, John M. Trani and Michael Larson

Andre G. Bouchard Bouchard Margules & Friedlander, P.A. 222 Delaware Avenue, Suite 1400 Wilmington, Delaware 19801 (302) 573-3510 Attorneys for Defendant Republic Services, Inc.

9.Any current Republic stockholder or other person who fails to object in the above-prescribed manner shall be deemed to have waived his, her, or its objection to the proposed Settlement and shall be barred from raising such objection in this or any other action or proceeding.
10.Institution or prosecution of any action or claim that is subject to the release, dismissal, or bar provisions in the Stipulation is hereby enjoined pending further order of the Court.
11.All proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Stipulation, are hereby stayed and suspended until further order of this Court.

Vice Chancellor Sam Glasscock, III

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This document constitutes a ruling of the court and should be treated as such.

Judge:            Sam Glasscock

File & Serve
Transaction ID:    54624702

Current Date:        Nov 27, 2013

Case Number:        6462-VCG

Case Name:        CONF ORDER Seinfeld, Frank David vs Donald W. Slager et al
______________________________________________________________________________________________________

/s/ Judge Glasscock, Sam

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